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                             2005 STOCK OPTION PLAN

                                    ARTICLE I

                        PURPOSE AND ADOPTION OF THE PLAN

        1.01 PURPOSE. The purpose of the Treasure Mountain Holdings, Inc. 2005 Stock Option Plan (hereinafter referred to as the "Plan") is to assist the Company (as defined below) in attracting and retaining highly competent employees and to act as an incentive in motivating selected officers and other employees of the Company and its subsidiaries, and directors and consultants of the Company and its subsidiaries, to achieve long-term corporate objectives. The purpose also is to provide for options initially granted by Vyteris, Inc. ("Vyteris") and assumed by the Company pursuant to the Merger Agreement and Plan of Reorganization, dated as of July 8, 2004, as amended, by and among the Company, a subsidiary of the Company and Vyteris.

        1.02 ADOPTION AND TERM. The Plan has been approved by the Board of Directors and shareholders of the Company. The Plan is effective from the date approved by the shareholders of the Company (the "Effective Date") and shall remain in effect until terminated by action of the Board; PROVIDED, HOWEVER, that no Option (as defined below) or Stock Purchase Right (as defined below) may be granted hereunder after the tenth anniversary of the Effective Date.

                                   ARTICLE II

                                   DEFINITIONS

        For the purpose of this Plan, the following capitalized terms shall have the following meanings:

        2.01 APPLICABLE LAWS means the requirements relating to the administration of stock option plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Options or Stock Purchase Rights are, or will be, granted under the Plan.

        2.02 BENEFICIARY means an individual, trust or estate who or which, by a written designation of the Participant filed with the Company or by operation of law, succeeds to the rights and obligations of the Participant under the Plan and the Option Agreement or Restricted Stock Purchase Agreement upon the Participant's death.

        2.03    BOARD means the Board of Directors of the Company.

        2.04 CODE means the Internal Revenue Code of 1986, as amended. References to a section of the Code shall include that section and any comparable section or sections of any future legislation that amends, supplements or supersedes said section

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        2.05    COMMITTEE means the Committee defined in Section 3.01.

        2.06 COMPANY means Treasure Mountain Holdings, Inc., a Nevada corporation, and its successors.

        2.07 COMMON STOCK means the Common Stock of the Company, par value $.001 per share.

        2.08 DATE OF GRANT means the date designated by the Committee as the date as of which it grants an Option or Stock Purchase Right, which shall not be earlier than the date on which the Committee approves the granting of such Option or Stock Purchase Right; provided, however, with respect to Options or Grant Rights issued to replace options or Stock Purchase Rights which initially were granted by Vyteris and subsequently assumed by the Company, the DATE OF GRANT as provided for in the Vyteris, Inc. 2001 Stock Option Plan (the "PREDECESSOR PLAN")

        2.09 EXCHANGE ACT means the Securities Exchange Act of 1934, as amended.

        2.10 FAIR MARKET VALUE means, as of any applicable date, the fair market value of the Common Stock as determined by the Board based upon such evidence as it may think necessary or desirable.

        2.11 INCENTIVE STOCK OPTION means a stock option within the meaning of Section 422 of the Code.

        2.12 MERGER means any merger, reorganization, consolidation, exchange, transfer of assets or other transaction having similar effect involving the Company.

        2.13 NONSTATUTORY STOCK OPTION means a stock option which is not an Incentive Stock Option.

        2.14 OPTION AGREEMENT means a written agreement between the Company and a Participant, specifically setting forth the terms and conditions of an Option granted under the Plan, substantially in the form of EXHIBIT A attached hereto or such other form as shall be determined from time to time by the Committee; provided, however, that with respect to options granted by Vyteris, the term OPTION AGREEMENT shall mean the option agreement entered into by the applicable optionee with Vyteris, as it may be supplemented by the Company.

        2.15 OPTION PRICE, with respect to Options, shall have the meaning set forth in Section 6.01(b).

        2.16 OPTION TERM means, with respect to an Option, the period of time set forth in the Option Agreement during which the Option may be exercised.

        2.17 OPTIONS means all Nonstatutory Stock Options and Incentive Stock Options granted at any time under the Plan or the Predecessor Plan.

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        2.18    PARTICIPANT means a person designated to receive an Option or
Stock Purchase Right under the Plan in accordance with Section 4.03 or a person designated to receive an option or stock purchase right pursuant to the predecessor Plan.

        2.19 PLAN means the Treasure Mountain Holdings, Inc. 2005 Stock Option Plan as described herein, as the same may be amended from time to time.

        2.20 RESTRICTED STOCK means shares of Common Stock acquired pursuant to a grant of Stock Purchase Rights under Article V of the Plan or shares of Vyteris' common stock acquired pursuant to a grant of stock purchase rights under Article V of the Predecessor Plan.

        2.21 RESTRICTED STOCK PURCHASE AGREEMENT means a written agreement between the Company and an Optionee evidencing the terms and restrictions applying to stock purchased under a Stock Purchase Right; provided, however, that with respect to stock purchase rights granted by Vyteris, the term RESTRICTED STOCK PURCHASE AGREEMENT shall mean the restricted stock purchase agreement entered into by the applicable optionee with Vyteris, as it may be supplemented by the Company Each Restricted Stock Purchase Agreement is subject to the terms and conditions of the Plan and shall be substantially in the form of EXHIBIT B attached hereto or such other form as shall be determined from time to time by the Committee.

        2.22 STOCK PURCHASE RIGHT means the right to purchase Common Stock pursuant to Article V of the Plan, as evidenced by a notice of grant included within the applicable Restricted Stock Purchase Agreement (the "Notice of Grant") or, if applicable, a right to purchase Vyteris' common stock pursuant to
Article V of the Predecessor Plan.

        2.23 TEN PERCENT SHAREHOLDER means any individual who, at the time an Option is granted, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company.

                                   ARTICLE III

                                 ADMINISTRATION

        The Plan shall be administered by the Board or, in the discretion of the Board, by a committee of the Board (the "Committee") comprised of at least two persons. The Committee or Board shall have exclusive and final authority in each determination, interpretation or other action affecting the Plan and its Participants. The Board or Committee shall have the sole discretionary authority to interpret the Plan, to establish and modify administrative rules for the plan, to impose such conditions and restrictions on Options and Stock Purchase Rights as it determines appropriate, and to take such steps in connection with the Plan and Options and Stock Purchase Rights granted hereunder as it may deem necessary or advisable. The Board or Committee may delegate such of its powers and authority under the Plan as it deems appropriate to designated officers or employees of the Company. In the event of such delegation of authority or exercise of authority by the Board or Committee, references in the Plan to the Committee shall be deemed to refer to the delegate of the Board or the Committee as the case may be. For purposes of this Plan, references to the Committee shall be deemed references to the Board to the extent that the Board has not appointed a Committee to administer the Plan.

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                                   ARTICLE IV

                            SHARES AND PARTICIPATION

        4.01 NUMBER OF SHARES ISSUABLE. The total number of shares initially authorized to be issued under the Plan shall be 2,901,902 shares of Common Stock. The number of shares available for issuance under the Plan shall be further subject to adjustment in accordance with Section 7.06. The shares to be offered under the Plan shall be authorized and unissued Common Stock, or issued Common Stock which shall have been reacquired by the Company,

        4.02 SHARES SUBJECT TO TERMINATED OPTIONS AND STOCK PURCHASE RIGHTS. Common Stock covered by any unexercised portions of terminated Options and Stock Purchase Rights (including canceled Options and Stock Purchase Rights) granted under Articles V and VI of the Plan or the Predecessor Plan and Common Stock subject to any Options and Stock Purchase Rights which are otherwise surrendered by a Participant may again be subject to new Options and Stock Purchase Rights under the Plan.

        4.03 PARTICIPATION. Participants in the Plan shall be such consultants, directors, officers and other employees of the Company and its subsidiaries as the Committee, in its sole discretion, may designate from time to time. The Committee's designation of a Participant in any year shall not require the Committee to designate such person to receive Options, Stock Purchase Rights or grants in any other year. The Committee shall consider such factors as it deems pertinent in selecting Participants and in determining the type and amount of their respective Options and Stock Purchase Rights.

                                    ARTICLE V

                              STOCK PURCHASE RIGHTS

        5.01 RIGHTS TO PURCHASE. Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. After the Committee determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing or electronically, by means of a Restricted Stock Purchase Agreement, of the terms, conditions and restrictions related to the offer, including the number of shares of Common Stock that the offeree shall be entitled to purchase and the price to be paid for such shares. The offer shall be accepted by execution of the Restricted Stock Purchase Agreement.

        5.02 REPURCHASE OPTION. Unless the Committee determines otherwise, the Restricted Stock Purchase Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's service with the Company for any reason (including death or "Permanent Disability" (as defined in Section 6.03)). The purchase price for shares repurchased pursuant to the Restricted Stock Purchase Agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at a rate determined by the Committee. In the event that the Restricted Stock Purchase Agreement does not provide for a lapsing schedule, the restrictions shall lapse as to (a) one third of the shares subject to the Restricted Stock Purchase Agreement on the first anniversary of the grant of

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the Stock Purchase Right, (b) one third of the shares subject to the Restricted
Stock Purchase Agreement on the second anniversary of the grant of the Stock Purchase Right and (c) one third of the shares subject to the Restricted Stock Purchase Agreement on the third anniversary of the grant of the Stock Purchase Right.

        5.03 OTHER PROVISIONS. The Restricted Stock Purchase Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Committee in its sole discretion.

        5.04 RIGHTS AS A SHAREHOLDER. Once the Stock Purchase Right is exercised, the purchaser shall have the rights equivalent to those of a shareholder, and shall be a shareholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised; PROVIDED, HOWEVER, that Participants are entitled to share adjustments to reflect capital changes under
Section 7.06.

                                   ARTICLE VI

                                  STOCK OPTIONS

        6.01    OPTION AWARDS.

                (A) GENERAL. The Committee may grant, to such Participants as the Committee may select, Options entitling the Participant to purchase shares of Common Stock from the Company in such number, at such price, and on such terms and subject to such conditions, not inconsistent with the terms of this Plan, as may be established by the Committee. The terms of any Option granted under this Plan shall be set forth in an Option Agreement.

                (B) PURCHASE PRICE OF OPTIONS. The Option Price of each share of Common Stock which may be purchased upon exercise of any Option granted under the Plan shall be determined by the Committee; PROVIDED, HOWEVER, that (i) with respect to Incentive Stock Options, the Option Price per share shall in all cases be equal to or greater than the Fair Market Value of a share of Common Stock on the Date of Grant as required under Section 422 of the Code, and (ii) with respect to any Incentive Stock Option granted to any Ten Percent Shareholder, the Option Price per share shall in all cases be equal to or greater than 110 percent of the Fair Market Value of a share of Common Stock on the Date of Grant as required under Section 422 of the Code.

                (C) DESIGNATION OF OPTIONS. Except as otherwise expressly provided in the Plan, the Committee may designate, at the time of the grant of each Option, the Option as an Incentive Stock Option or a Nonstatutory Stock Option.

                (D) INCENTIVE STOCK OPTION LIMITATIONS. No Participant may be granted Incentive Stock Options under the Plan (or any other plans of the Company), which would result in shares with an aggregate Fair Market Value (measured on the Date of Grant) of more than $100,000 first becoming exercisable in any one calendar year. No Participant may be granted Incentive Stock Options under the Plan (or any other plans of the Company) unless the Participant is an employee of the Company or its Subsidiaries. An individual shall not cease to be an employee in the case of (i) any leave of absence approved by the Company or
(ii) transfers between locations of the Company or between the Company and its subsidiaries. For purposes of an Option initially granted as an

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Incentive Stock Option, if a leave of absence of more than three months precludes such Option from being treated as an Incentive Stock Option under the Code, such Option thereafter shall be treated as a Nonstatutory Stock Option for purposes of this Plan. Neither service as a director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

                (E) RIGHTS AS A SHAREHOLDER. A Participant or a transferee of an Option pursuant to Section 7.04 shall have no rights as a shareholder with respect to Common Stock covered by an Option until the Participant or transferee shall have become the holder of record of any such shares, and no adjustment shall be made for dividends in cash or other property or distributions or other rights with respect to any such Common Stock for which the record date is prior to the date on which the Participant or a transferee of the Option shall have become the holder of record of any such shares covered by the Option; PROVIDED, HOWEVER, that Participants are entitled to share adjustments to reflect capital changes under Section 7.06.

                (f) VESTING. In the event that an Option Agreement does not provide for a vesting schedule, the Options covered thereby shall become exercisable as to (a) one third of the shares subject to the Option Agreement on the first anniversary of the grant of the Option, (b) one third of the shares subject to the Option on the second anniversary of the grant of the Option and
(c) one third of the shares subject to the Option on the third anniversary of the grant of the Option.

        6.02    TERMS OF STOCK OPTIONS.

                (A) CONDITIONS ON EXERCISE. An Option Agreement with respect to Options may contain such waiting periods, exercise dates and restrictions on exercise (including, but not limited to, periodic installments) as may be determined by the Committee as of the Date of Grant.

                (B) DURATION OF OPTIONS. Options shall terminate after the first to occur of the following events:

                        (i) Expiration of the Option as provided in the Option Agreement;

                        (ii) Termination of the Option as provided in Section 6.03, following the Participant's termination of employment; or

                        (iii) Ten years from the Date of Grant (five years from the Date of Grant in the case of any Incentive Stock Option granted to a Ten Percent Shareholder).

                (C) ACCELERATION OF EXERCISE TIME. The Committee, in its sole discretion, shall have the right (but shall not in any case be obligated), exercisable at any time after the Date of Grant, to permit the exercise of any Option prior to the time such Option would otherwise become exercisable under the terms of the Option Agreement.

                (D) EXTENSION OF EXERCISE TIME. The Committee, in its sole discretion, shall have the right (but shall not in any case be obligated), exercisable on or at any time after the

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Date of Grant, to permit any Option granted under this Plan to be exercised after its expiration date, subject, however, to the limitation described in
Section 6.02(b)(iii).

        6.03    EXERCISE OF OPTIONS UPON TERMINATION OF EMPLOYMENT.

                (A) GENERAL. In the event of the termination of employment of the Participant by the Participant or the Company and its subsidiaries for any reason whatsoever other than death, Permanent Disability (as defined in Section 6.03(b)) or retirement after attainment of age 65, (i) any Options that were not vested prior to the date of such termination of employment shall terminate on such date and (ii) any Options that were vested prior to the date of such termination of employment (and which were not previously exercised) shall terminate on the ninetieth (90th) day following the date of such termination of employment or the last day of the Option Term, whichever is earlier.

                (b) DEATH, PERMANENT DISABILITY OR RETIREMENT. In the event of the termination of the employment of the Participant by reason of death, Permanent Disability or retirement after attainment of age 65, any Options that were vested prior to the date of such termination (and which were not previously exercised), together with any other Options designated by the Committee, shall terminate on the earlier of (i) the first anniversary of the date of such termination and (ii) the last day of the Option Term. Any Options that were not vested prior to the date of such termination and do not become vested pursuant to the immediately preceding sentence shall terminate as of the date of such termination. As used in this Plan, the term "Permanent Disability" means the Participant being deemed to have suffered a disability that makes the Participant eligible for immediate benefits under any long-term disability plan of the Company, as in effect from time to time.

                (c) TERMINATION OF EMPLOYMENT. For purposes of the Plan, there shall have been a termination of employment of a Participant if such Participant is no longer an employee, consultant, director or officer of the Company or of any of its subsidiaries.

        6.04 EXERCISE PROCEDURES. Each Option granted under the Plan shall be exercised by written notice to the Company which must be received by the officer or employee of the Company designated in the Option Agreement on or before the close of business on the expiration date of the Option. The Option Price of shares purchased upon exercise of an Option granted under the Plan shall be paid in full in cash by the Participant pursuant to the Option Agreement; PROVIDED, HOWEVER, that the Committee may (but shall not be required to) permit payment to be made by delivery to the Company of either (a) Common Stock (which may include shares otherwise issuable in connection with the exercise of the Option, subject to such rules as the Committee deems appropriate), (b) any combination of cash and Common Stock, or (c) such other consideration as the Committee deems appropriate. In the event that any Common Stock shall be transferred to the Company to satisfy all or any part of the Option Price, the part of the Option Price deemed to have been satisfied by such transfer of Common Stock shall be equal to the product derived by multiplying the Fair Market Value of a share of Common Stock as of the date of exercise times the number of shares of Common Stock transferred to the Company. The Participant may not transfer to the Company in satisfaction of the Option Price any fractional share of Common Stock. Any part of the Option Price paid in cash upon the exercise of any Option shall be added to the general funds of the Company and may be used for any proper corporate purpose. Unless the Committee shall

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otherwise determine, any Common Stock transferred to the Company as payment of all or part of the Option Price upon the exercise of any Option shall be held as treasury shares.

                                   ARTICLE VII

                                  MISCELLANEOUS

        7.01 PLAN PROVISIONS CONTROL OPTION AND STOCK PURCHASE RIGHT TERMS. The terms of the Plan shall govern all Options and Stock Purchase Rights granted under the Plan, and in no event shall the Committee have the power to grant any option or stock purchase right under the Plan which is contrary to any of the provision of the Plan. In the event any provision of any Options or Stock Purchase Rights granted under the Plan shall conflict with any term in the Plan as constituted on the Date of Grant of such Option or Stock Purchase Right, the term in the Plan as constituted on the Date of Grant of such Option or Stock Purchase Right shall control. Except as provided in Section 7.03 and Section 7.06, the terms of any Option or Stock Purchase Right granted under the Plan may not be changed after the Date of Grant of such Option or Stock Purchase Right so as to materially decrease the value of the Option or Stock Purchase Right without the express written approval of the holder.

        7.02 OPTION AGREEMENT. No person shall have any rights under any Option granted under the Plan unless and until the Company and the Participant to whom such Option shall have been granted shall have executed and delivered an Option Agreement or received any other Option acknowledgment authorized by the Committee expressly granting the Option to such person and containing provisions setting forth the terms of the Option.

        7.03 MODIFICATION OF OPTION AFTER GRANT. No Option or Stock Purchase Right granted under the Plan to a participant may be modified (unless such modification does not materially decrease the value of the Option or Stock Purchase Right) after the Date of Grant except by express written agreement between the Company and the Participant, provided that any such change (a) shall not be inconsistent with the terms of the Plan, and (b) shall be approved by the Committee.

        7.04 LIMITATION ON TRANSFER. Unless determined otherwise by the Committee, a Participant's rights and interest under the Plan may not be assigned or transferred other than by will or the laws of descent and distribution, and during the lifetime of a Participant, only the Participant personally (or the Participant's personal representative) may exercise rights under the Plan. The Participant's Beneficiary may exercise the Participant's rights to the extent they are exercisable under the Plan following the death of the Participant. In the event that the Committee makes an Option or Stock Purchase Right transferable, such Option or Stock Purchase Right shall contain such additional terms and conditions as the Committee deems appropriate.

        7.05 TAXES. The Company shall be entitled, if the Committee deems it necessary or desirable, to withhold (or secure payment from the Participant in lieu of withholding) the amount of any withholding or other tax required by law to be withheld or paid by the Company with respect to any amount payable and/or shares issuable with respect to such Participant's Option or Stock Purchase Right, or with respect to any income recognized upon a disqualifying disposition of shares received pursuant to the exercise of an Incentive Stock Option, and the Company may defer payment or issuance of shares upon exercise of an Option or Stock Purchase Right unless

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indemnified to its satisfaction against any liability for any such tax. The amount of such withholding or tax payment shall be determined by the Committee and shall be payable by the Participant at such time as the Committee determines. The Participant shall meet his or her withholding requirement by direct payment to the Company in cash of the amount of any taxes required to be withheld with respect to such Option or Stock Purchase Right; provided, however, that the Committee may (but shall not be required to) permit the Participant to meet his or her withholding requirement by (i) having withheld from such Option or Stock Purchase Right at the appropriate time that number of shares of Common Stock, rounded up to the next whole share, whose Fair Market Value is equal to the amount of withholding taxes due, or (ii) a combination of shares and cash.

        7.06    ADJUSTMENTS TO REFLECT CAPITAL CHANGES.

                (A) RECAPITALIZATION. The number and kind of shares subject to outstanding Options or Stock Purchase Rights, the Option Price for such shares, the number and kind of shares available for Options and Stock Purchase Rights subsequently granted under the Plan and the maximum number of shares in respect of which Options can be granted to any Participant in any calendar year shall be appropriately adjusted to reflect any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other change in capitalization with a similar substantive effect upon the Plan or the Options or Stock Purchase Rights granted under the Plan. The Committee shall have the power and sole discretion to determine the amount of the adjustment to be made in each case.

                (B) MERGER. After any Merger in which the Company is the surviving corporation, each Participant shall, at no additional cost, be entitled upon any exercise of an Option or Stock Purchase Right to receive (subject to any required action by shareholders), in lieu of the number of shares of Common Stock receivable or exercisable pursuant to such Option or Stock Purchase Right, the number and class of shares or other securities to which such Participant would have been entitled pursuant to the terms of the Merger if, at the time of the Merger, such participant had been the holder of record of a number of shares equal to the number of shares receivable or exercisable pursuant to such Option or Stock Purchase Right. Comparable rights shall accrue to each Participant in the event of successive Mergers of the character described above. In the event of a Merger in which the Company is not the surviving corporation, the surviving, continuing, successor, or purchasing corporation, as the case may be (the "Acquiring Corporation"), shall either assume the Company's rights and obligations under outstanding Options and Stock Purchase Rights or substitute comparable options and stock purchase rights in respect of the Acquiring Corporation's stock for such outstanding Options and Stock Purchase Rights. In the event the Acquiring Corporation elects not to assume or substitute comparable options and stock purchase rights for such outstanding Options and Stock Purchase Rights, the Board shall provide that any unexercisable and/or unvested portion of the outstanding Options and Stock Purchase Rights shall be immediately exercisable and vested as of a date prior to such Merger or consolidation, as the Board so determines. The exercise and/or vesting of any Option and any Stock Purchase Right that was permissible solely by reason of this Section 7.07(b) shall be conditioned upon the consummation of the Merger or consolidation. Any Options and Stock Purchase Rights which are neither assumed by the Acquiring Corporation nor exercised as of the date of the Merger shall terminate effective as of the effective date of the Merger.

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        For purposes of the Plan, all outstanding Options and Stock Purchase
Rights will be considered assumed if, following the consummation of the Merger, the option or stock purchase rights confers the right to purchase or receive, for each share of stock subject to the Option or Stock Purchase Right immediately prior to the consummation of the Merger, the consideration (whether stock, cash, or other securities property) received in the Merger by holders of Common Stock for each share of the Company's Common Stock held on the effective date of the transaction (and if holders were offered a choice of consideration, the type chosen by the holders of a majority of the outstanding shares of the Company's Common Stock); provided, however, that if such consideration received in the Merger is not solely common stock of the successor corporation or its parent, the Committee may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or Stock Purchase Right, for each share of stock subject to the Option or Stock Purchase Right, to be solely common stock of the successor corporation or its parent or subsidiary equal in fair market value to the per share consideration received by holders of the Company's Common Stock in the Merger.

                Any outstanding Option which is assumed or replaced in the event of a Merger and does not otherwise accelerate at that time will automatically accelerate in the event that the Participant's service terminates through an "Involuntary Termination" effected within eighteen (18) months following the effective date of such Merger. Any Option so accelerated will remain exercisable until the earlier of (i) the expiration of the Option Term or (ii) the end of the one-year period measured from the date of the Involuntary Termination.

                An Involuntary Termination will be deemed to occur upon (i) the Participant's involuntary dismissal or discharge by the Company or its subsidiaries or their successors for reasons other than cause or (ii) such individual's voluntary resignation following (A) a reduction in his or her level of compensation (including base salary, fringe benefits and any corporate-performance based bonus or incentive programs) by more than ten percent or (B) a relocation of such individual's place of employment by more than fifty (50) miles, provided and only if such reduction or relocation is effected by the Company or its subsidiaries or their successor without the Participant's written consent.

                (C) OPTIONS TO PURCHASE SHARES OF STOCK OF ACQUIRED COMPANIES. After any Merger in which the Company shall be a surviving corporation, the Committee may grant substituted options outside of the terms of this Plan, pursuant to Section 424 of the Code, replacing old options granted under a plan of another party to the Merger whose shares or stock subject to the old options may no longer be issued following the Merger. The foregoing manner of application of the foregoing provisions shall be determined by the Committee in its sole discretion. Any such application may provide for the elimination of any fractional shares, which might otherwise become subject to any Options.

        7.07 NO RIGHT TO EMPLOYMENT. No employee or other person shall have any claim of right to be granted an Option under this Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of the Company or any of its subsidiaries.

        7.08 OPTIONS NOT INCLUDABLE FOR BENEFIT PURPOSES. Common Stock received by a Participant pursuant to the provisions of the Plan shall not be included in the determination of benefits under any pension, group insurance or other benefit plan applicable to the Participant,

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which is maintained by the Company, except as may be provided under the terms of such plans or determined by the Board.

        7.09 GOVERNING LAW. All determinations made and actions taken pursuant to the Plan shall be governed by the laws of the State of New Jersey and construed in accordance therewith (except where the law of the state of incorporation of the Company controls).

        7.10 NO STRICT CONSTRUCTION. No rule of strict construction shall be implied against the Company, the Board, the Committee, or any other person in the interpretation of any of the terms of the Plan, any Option or Stock Purchase Right granted under the Plan or any rule or procedure established by the Committee.

        7.11 CAPTIONS. The captions (i.e., all Section headings) used in the Plan are for convenience only, do not constitute a part of the Plan, and shall not be deemed to limit, characterize or affect in any way any provisions of the Plan, and all provisions of the Plan shall be construed as if no captions have been used in the Plan.

        7.12 SEVERABILITY. Whenever possible, each provision in the Plan and every Option and Stock Purchase Right at any time granted under the Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Plan or any Option or Stock Purchase Right at any time granted under the Plan shall be held to be prohibited by or invalid under applicable law, then (a) such provision shall be deemed amended to accomplish the objectives of the provision as originally written to the fullest extent permitted by law and (b) all other provisions of the Plan and every other Option and Stock Purchase Right at any time granted under the Plan shall remain in full force and effect.

        7.13    AMENDMENT AND TERMINATION.

                (A) AMENDMENT. The Board shall have complete power and authority to amend the Plan at any time. No termination or amendment of the Plan may, without the consent of the Participant to whom any Option or Stock Purchase Right shall theretofore have been granted under the Plan, adversely affect the right of such individual under such Option or Stock Purchase Right.

                (B) TERMINATION. The Board shall have the right and the power to terminate the Plan at any time; provided, however, that the Plan shall terminate no later than ten years after the adoption of the Plan by the Board. No Option or Stock Purchase Right shall be granted under the Plan after the termination of the Plan, but the termination of the Plan shall not have any other effect and any Option or Stock Purchase Right outstanding at the time of the termination of the Plan may be exercised after termination of the Plan at any time prior to the expiration date of such Option or Stock Purchase Right to the same extent such Option or Stock Purchase Right would have been exercisable had the Plan not terminated.

        7.14    LIMITATIONS. The following limitations shall apply to grants of
Options:

                (i) No Participant shall be granted, in any fiscal year of the Company, Options to purchase more than 1,000,000 shares of Common Stock, other than grants made to the chief executive officer of the Company pursuant to an employment agreement approved by the

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Board of Directors of the Company, in which case the maximum number of shares covered by Options granted to such officer in any fiscal year shall not exceed 5% of the Company's outstanding common stock, calculated on a fully diluted basis.

                (ii) The foregoing limitation shall be adjusted proportionately in connection with any change in the Company's capitalization as described in Section 7.06(b).

                (iii) If an Option is canceled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 7.06(b)), the canceled Option will be counted against the limits set forth in subsections (i) and (ii) above.

        7.15    CONDITIONS UPON ISSUANCE OF SHARES.

                (A) LEGAL COMPLIANCE. Shares of Common Stock shall not be issued pursuant to the exercise of an Option or Stock Purchase Right unless the exercise of such Option or Stock Purchase Right and the issuance and delivery of such shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

                (B) INVESTMENT REPRESENTATIONS. As a condition to the exercise of an Option or Stock Purchase Right, the Company may require the person exercising such Option or Stock Purchase Right to represent and warrant at the time of any such exercise that the shares of Common Stock are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required.

                (C) ADDITIONAL CONDITIONS. The Committee shall have the authority to condition the grant of any Option or Stock Purchase Right in such other manner that the Committee determines to be appropriate, provided that such condition is not inconsistent with the terms of the Plan. Such conditions may include, among other things, obligations of Optionees to execute lock-up agreements and shareholder agreements in the future.

        7.16. INABILITY TO OBTAIN AUTHORITY. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any shares of Common Stock hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained.

        7.17. RESERVATION OF SHARES. The Company, during the term of this Plan, will at all times reserve and keep available such number of shares of Common Stock as shall be sufficient to satisfy the requirements of the Plan.

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